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EXHIBIT 32.1

CERTIFICATION OF
CHIEF EXECUTIVE OFFICER
OF PLAINS ALL AMERICAN PIPELINE, L.P.
PURSUANT TO 18 U.S.C. § 1350

        I, Greg L. Armstrong, Chief Executive Officer of Plains All American Pipeline, L.P. (the "Company"), hereby certify that:

(i) the accompanying report on Form 10-Q for the period ending September 30, 2003 and filed with the Securities and Exchange Commission on the date hereof (the "Report") by the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

        A signed original of this written statement has been provided to Plains All American Pipeline, L.P. and will be retained by Plains All American Pipeline, L.P. and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ GREG L. ARMSTRONG Name: Greg L. Armstrong Date: November 7, 2003

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  EXHIBIT 32.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER OF PLAINS ALL AMERICAN PIPELINE, L.P. PURSUANT TO 18 U.S.C. § 1350